Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Skyline Champion Corporation 2018 Equity Incentive Plan of our report dated June 8, 2018, with respect to the consolidated financial statements of Champion Enterprises Holdings, LLC and subsidiaries, included in Skyline Champion Corporation’s Current Report on Form 8-K/A dated June 14, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan

September 26, 2018